EXHIBIT 99.1

Energy XXI Gulf Coast, Inc. Announces Acceptance of Notes for Exchange and Expiration of Debt Exchange Offer
and Consent Solicitation

HOUSTON – Nov. 12, 2009 – Energy XXI Gulf Coast, Inc. (the “Company”) today announced that its previously announced exchange offer and consent solicitation in respect of its 10% Senior Notes due 2013 (the “Senior Notes”) has expired, and the Company has accepted for exchange $347,500,000 principal amount of outstanding Senior Notes properly tendered and not validly withdrawn for its newly issued 16% Second Lien Junior Secured Notes due 2014 (the “Second Lien Notes”), subject to proration.  The expiration date was 12:00 midnight, New York City time on Nov. 11, 2009.
The Company has been advised by the exchange agent for the exchange offer that, as of the expiration date, $565,846,000 principal amount of Senior Notes had been tendered and not withdrawn.  Pursuant to the exchange offer, in exchange for each $1,000 principal amount of Senior Notes properly tendered (and not validly withdrawn) and accepted by the Company by 5:00 p.m., New York City time, on Sept. 18, 2009 (the “Early Tender Date”), participating holders of Senior Notes will receive $800 principal amount of Second Lien Notes, subject to proration.  The entire principal amount of tendered Senior Notes was tendered by the Early Tender Date.  The settlement date of the exchange offer is expected to be today, Nov. 12, 2009.
In conjunction with the exchange offer, the Company also received the consents from holders of the required principal amount of the Senior Notes to certain proposed amendments to the indenture under which the Senior Notes were issued, which modified certain of the restrictive covenants in that indenture in order to permit the issuance of the Second Lien Notes.
In addition, as previously announced, the Company has entered into a purchase agreement with a limited number of qualified institutional buyers (as defined in Rule 144A under the Securities Act) and institutional accredited investors for the private placement of an aggregate $60,000,000 principal amount of Series B Second Lien Notes and 13,224,720 shares of common stock of Energy XXI (Bermuda) Limited.  The Company also expects the settlement date for the private placement to be today, Nov. 12, 2009.

After giving effect to the exchange offer and the private placement, the Company expects that $276,500,000 of Senior Notes and $338,000,000 of Second Lien Notes will be outstanding.
The Second Lien Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold in the United States without registration or an applicable exemption from registration requirements.  The exchange offer was conducted as a private transaction in reliance upon an exemption from the registration requirements under the Securities Act.  The exchange offer was made, and the Series A Second Lien Notes were offered and will be issued, only to holders of Senior Notes that are qualified institutional buyers or institutional accredited investors.

This press release does not constitute an offer to sell or the solicitation of an offer to buy Second Lien Notes in any jurisdiction in which an offer or sale of Second Lien Notes would violate the securities or blue sky laws of such jurisdiction.

Forward-Looking Statements

Any statements contained in this press release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to, any statements of the Company’s plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation.  All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations.  There can be no assurance that the exchange offer and the consent solicitation will be completed, either because the conditions to complete the transaction may not be satisfied, or otherwise.  Factors that could affect the Company’s future results include:  the Company’s business strategy; the Company’s financial position; the Company’s cash flow and liquidity; declines in the prices we receive for the Company’s oil and gas affecting the Company’s operating results and cash flows; economic slowdowns that can adversely affect consumption of oil and gas by businesses and consumers; uncertainties in estimating the Company’s oil and gas reserves; replacing the Company’s oil and gas reserves; uncertainties in exploring for and producing oil and gas; the Company’s inability to obtain additional financing necessary in order to fund the Company’s operations, capital expenditures, and to meet the Company’s other obligations; availability of drilling and production equipment and field service providers; disruption of operations and damages due to hurricanes or tropical storms; availability, cost and adequacy of insurance coverage; competition in the oil and gas industry; the Company’s inability to retain and attract key personnel; the effects of government regulation and permitting and other legal requirements; costs associated with perfecting title for mineral rights in some of the Company’s properties; and other factors discussed under “Risk Factors” in the Offering Circular and the Parent’s 2009 Annual Report on Form 10-K.

About Energy XXI

Energy XXI is a Houston-based independent energy company engaged in the acquisition, development, exploration and production of oil and natural gas reserves in the U.S. Gulf Coast and the Gulf of Mexico.  The Company is an indirect wholly owned subsidiary of the Parent, Energy XXI, Inc. (Bermuda) Limited.  For more information, visit www.energyXXI.com.

Enquiries of the Company

Energy XXI (Bermuda) Limited
Stewart Lawrence
Vice President, Investor Relations and Communications
713-351-3006
slawrence@energyxxi.com

Collins Stewart Europe Limited
Nominated Adviser and Joint UK Broker
Piers Coombs, Stewart Wallace
44 (0) 20 7523 8350
pcoombs@collinsstewart.com

Pelham PR
James Henderson
44 (0) 20 7337 1500
james.henderson@pelhampr.com

Mark Antelme
44 (0) 20 7337 1500
mark.antelme@pelhampr.com